UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2004

CAPITALSOURCE INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (301) 841-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On October 7, 2004, CapitalSource Finance LLC (“CapitalSource Finance”), a wholly owned subsidiary of CapitalSource Inc. (together with CapitalSource Finance, “CapitalSource”), entered into an Amended and Restated Note Purchase Agreement (“Note Purchase Agreement”) between CapitalSource Finance, CapitalSource Funding II Trust, CS Funding II Depositor LLC and Citigroup Global Markets Realty Corp. (“Citigroup”), and an Amended and Restated Sale and Servicing Agreement (“Sale and Servicing Agreement,” together with the Note Purchase Agreement, the “Agreements”) between CapitalSource Finance, CapitalSource Funding II Trust, CS Funding II Depositor LLC and Wells Fargo Bank, National Association. CapitalSource Funding II Trust and CS Funding II Depositor LLC are both wholly owned subsidiaries of CapitalSource Inc. The Agreements increased Citigroup’s aggregate commitment to $660 million from $460 million and decreased the LIBOR Margin on a $600 million portion of the credit facility to 0.90% from 1.00%. The maturity date was also extended to October 6, 2005. Additionally, certain other covenants, definitions and fees were modified in the Agreements.

     Under the Agreements, CapitalSource Finance is required to comply with various covenants including providing periodic financial reports to Citigroup, maintaining a minimum consolidated tangible net worth of $650 million, and not exceeding a maximum leverage ratio. The Agreements also include usual and customary events of default for credit facilities of this nature and provide that, upon the occurrence of an event of default, payment of all amounts payable under the credit facility may be accelerated and/or the lender’s commitment may be terminated.

     Affiliates of Citigroup have acted as underwriters for issuances of our term and convertible debt and equity securities.

     Descriptions in this Current Report of the Sale and Servicing Agreement and the Note Purchase Agreement are qualified in their entirety by reference to copies of such documents which are filed as Exhibits 10.27.1 and 10.27.2, respectively, and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

     (c)     Exhibits

          See Index to Exhibits attached hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 13, 2004	/s/ JAMES M. MOZINGO

James M. Mozingo
Chief Accounting Officer
(Principal Accounting Officer)

INDEX TO EXHIBITS

10.27.1	Amended and Restated Sale and Servicing Agreement, dated as of September 17, 2003 and amended and restated as of October 7, 2004, among CapitalSource Funding II Trust, as Issuer, and CS Funding II Depositor LLC, as Depositor, and CapitalSource Finance LLC, as Loan Originator and Servicer, and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, Collateral Custodian and Backup Servicer.

10.27.2	Amended and Restated Note Purchase Agreement, dated as of September 17, 2003 and amended and restated as of October 7, 2004, among CapitalSource Funding II Trust, as Issuer, CS Funding II Depositor LLC, as Depositor, CapitalSource Finance LLC, as Loan Originator, and Citigroup Global Markets Realty Corp., as Purchaser.